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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Benefits Administration Committee of the Genzyme Surgical Products Corporation Savings and Investment Plan:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-90514) of Genzyme Corporation of our report dated June 28, 2004 relating to the financial statements and supplemental schedule of the Genzyme Surgical Products Corporation Savings and Investment Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 28, 2004

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  EXHIBIT 23